UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 25, 2007
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Appointment of Principal Financial Officer
On June 29, 2007, Blue Nile, Inc. (“Blue Nile”) announced that Scott Devitt, age 34, was named Blue Nile’s Chief Financial Officer effective upon his commencement of employment with Blue Nile, which is expected to begin on July 23, 2007. A copy of our press release naming Mr. Devitt to the position of Chief Financial Officer is attached hereto as Exhibit 99.1.
Mr. Devitt joins Blue Nile from Stifel Nicolaus & Company, a brokerage and investment banking company, where he has been since September 2004 (including the period from September 2004 to December 2005 with predecessor firm Legg Mason, Inc.) most recently as a managing director and senior analyst. From January 2003 to September 2004, Mr. Devitt served as vice president of operations and portfolio management of Sleiman Enterprises, a private shopping center developer. From June 2000 to December 2002, Mr. Devitt worked as an associate equity analyst at Legg Mason, Inc., an investment banking company. From July 1997 to March 2000, Mr. Devitt served in various roles at Dell, Inc., a computer systems manufacturer and services provider, most recently as a finance consultant. Mr. Devitt holds a B.A. in finance from the University of North Florida and an M.B.A. in corporate finance from the University of Georgia.
Pursuant to Mr. Devitt’s offer letter, Mr. Devitt will receive an annual base salary of $200,000 and is eligible to receive a pro-rated target annual incentive bonus of $100,000 for fiscal year 2007. This award can range from 0% to 200% of the target depending upon on Blue Nile’s performance and Mr. Devitt’s individual performance against key objectives. Mr. Devitt will also receive a sign-on bonus of $200,000, with 50% of his sign-on bonus earned and paid at the start of his employment and 50% earned on Mr. Devitt’s one year anniversary with Blue Nile. The Company has not yet determined the individual performance objectives applicable to Mr. Devitt’s bonus.
Mr. Devitt will be granted an option to purchase 45,000 shares of Blue Nile’s common stock on his start date. The exercise price of his option will be the closing sales price as quoted on the NASDAQ Stock Market LLC on the last market trading day prior to his start date. His options will vest over 4 years, with one eighth (1/8) of the shares subject to the option vesting on the six month anniversary of his start date and one forty-eighth (1/48) of the shares subject to the option vesting each month thereafter. Additionally, Mr. Devitt will be granted 6,500 restricted stock units. One fourth (1/4) of the restricted stock units will vest on each anniversary of his start date as long as he is employed with Blue Nile. Mr. Devitt’s stock option grant and his grant of restricted stock units will be issued under our 2004 Equity Incentive Plan (the “Plan) and will be subject to the terms and conditions of such Plan and the award agreements associated with such grants. The Plan was previously filed with the Securities and Exchange Commission as an Exhibit to Blue Nile’s Form S-1 Registration Statement.
Mr. Devitt will be reimbursed for his reasonable relocation expenses. Additionally, Mr. Devitt will be eligible to participate in our standard benefits package, including medical and dental plans, life insurance and disability coverage, as well as our 401(k) Retirement Savings Plan.
The summary of the material terms of the offer letter set forth above is qualified in its entirety by reference to the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Blue Nile will enter into an indemnity agreement with Mr. Devitt. This indemnity agreement will provide, among other things, that Blue Nile will indemnify Mr. Devitt, under the circumstances and to the extent provided for in the agreement, for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amount he may be required to pay because of any claims made against him or by him in connection with any action, suit or proceeding which he is or may be made a party to by reason of his position as an officer or other agent of Blue Nile, and otherwise to the full extent permitted under Delaware law and our bylaws. A form of indemnity agreement was previously filed with the Securities and Exchange Commission as an Exhibit to Blue Nile’s Form S-1 Registration Statement.
Resignation of Principal Financial Officer
Effective as of Mr. Devitt’s start date, Diane Irvine, Blue Nile’s President and Chief Financial Officer, will resign her position as Chief Financial Officer. Ms. Irvine will continue in her role as Blue Nile’s President.

Executive Compensation
As previously disclosed on a Form 8-K filed on February 12, 2007, Diane Irvine, Blue Nile’s Chief Financial Officer, was promoted to President effective February 6, 2007. On June 25, 2007, the Compensation Committee approved an increase in Ms. Irvine’s compensation to reflect her change in position, duties and responsibilities. The Compensation Committee approved an increase in Ms. Irvine’s base salary from $310,000 to $340,000 and an increase in her annual target bonus award from $186,000 to $238,000. On June 25, 2007, the Compensation Committee also approved an increase in Senior Vice President Darrell Cavens’ compensation to reflect an increase in his duties and responsibilities. The Committee approved an increase in his base salary from $200,000 to $240,000 and an increase in his annual target bonus award from $70,000 to $84,000. These changes will be retroactively implemented as of February 6, 2007.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

10.1	Offer Letter between Blue Nile, Inc. and Scott Devitt

10.2	Restricted Stock Unit Award Agreement and Form of Notice

99.1	Press Release dated June 29, 2007 Announcing Scott Devitt as the New Chief Financial Officer

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

By: /s/ Diane M. Irvine

Diane M. Irvine
President and Chief Financial Officer
(Principal Accounting and Financial Officer)
Dated: June 29, 2007